WESTERN LIFE INSURANCE COMPANY
BOARD OF DIRECTORS
UNANIMOUS ACTION IN WRITING
The undersigned, being all of the members of the Board of Directors of Western Life Insurance Company, a Minnesota corporation, do by this writing, pursuant to the Company's Bylaws, unanimously adopt the following resolution effective October 14, 1987:
RESOLVED, That the Officers of the Company are authorized to take all actions which they deem necessary and appropriate to issue and sell variable annuity products. Such authority shall include, without limitation, registering the product (which may be in an indefinite amount) under the Securities Act of 1933, as amended, and taking all other actions necessary or appropriate in order that such proposed issue and sale of the product may comply with the requirements of the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, as they are now, or as they may hereafter be amended, the National Association of Secutities Dealers, and all other applicable federal and state laws and regulations; including for example, the filing of one or more exemptive applications, "no-action" or interpretive requests.
RESOLVED, That a separate account designated "Variable Account D" be, and it hereby is established in accordance with the provisions of Minnesota Statute, Section 61A.14 providing a funding medium to support reserves under such variable annuity products as may be issued by the Company and as the Officers may designate for such purpose. The Officers may, from time to time, change the designation of "Variable Account D" to such other designation as they deem necessary and appropriate.
RESOLVED, That the separate account may have amounts allocated thereto to provide for annuity benefits and the income, gains and losses, realized or unrealized, attributable to the separate account shall, in accordance with any variable annuity products issued by the Company, be credited to or charged against the account, without regard to the other income, gains or losses of the Company.
RESOLVED, That the Officers of the Company be, and they hereby are, authorized and directed to take all actions necessary to register Variable Account D as an investment company under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing.
RESOLVED, That the investment objective of Variable Account D shall be to invest or reinvest the assets of Variable Account D in securities issued by such investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate in connection with provisions of the variable annuity products issued by the Company.
RESOLVED, That one or more Sub-Accounts be established within Variable Account D to which net premiums under the variable annuity contracts will be allocated in accordance with instructions received from contract holders, and that the Officers be, and they hereby are, authorized to increase or decrease the number of Sub-Accounts in Variable Account D as they deem necessary or appropriate; and
RESOLVED, That each Sub-Account shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and
RESOLVED, That the President and Treasurer be, and they hereby are, authorized to deposit such amount in Variable Account D or in each Sub-Account thereof as may be necessary or appropriate to facilitate Variable Account D's operations; and
RESOLVED, That the President and Treasurer be, and they hereby are, authorized to transfer funds from time to time between the Company's general account and Variable Account D as deemed appropriate and consistent with the terms of the variable annuity contracts and applicable laws; and
RESOLVED, That the Officers are authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting privileges to the owners of any variable annuity contracts issued by the Company as required by applicable laws with respect to the shares of any investment companies which are held in Variable Account D.
RESOLVED, That the General Counsel of the Company be and hereby is, constituted and appointed agent for service of process or the like for the Company to receive notices and communications from the Securities and Exchange Commission with respect to such Registration Statements or exemptive applications as may be filed on behalf of the Company concerning Variable Account .D or the product, and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.
RESOLVED, That the Officers be, and they hereby are, authorized to do or cause to be done all things necessary or desirable, as may be advised by counsel, to comply with, or obtain exemptions from, federal, state or local statutes or regulations that may be applicable to the issuance and sale of variable annuity products by the Company.
RESOLVED, That the Company will act as the depositor for Variable Account D and, further, that the Company will provide all administrative services in connection with the establishment and maintenance of Variable Account D and other administrative services in connection with the issurance and sale of such variable annuity products, all on such terms and subject to such modifications as the Officers deem necessary or appropriate to effectuate the foregoing.
RESOLVED, That the following general Standard of Suitability which expresses the Policy of the Company with respect to determining the suitability for applicants be adopted: No recommendations shall be made to a potential applicant to purchase a variable annuity product and no variable annuity product shall be issued in the absence of reasonable grounds to believe that the purchase of same is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the sales representative making the recommendation.
RESOLVED, That the Company, a Subsidiary, or an Affiliate, be designated by the Officers, at their discretion, as a principal underwriter in connection with the sale of securities to or by Variable Account D for such compensation as such Officers shall from time to time determine.
RESOLVED, That in order that suitable investment management or investment advisory services may be rendered in connection with the sale of variable annuity products, the Officers, in their discretion, are authorized to enter into agreements to secure such services from the Company, a Subsidiary or an Affiliate for such compensation as such Officers shall from time to time determine.
RESOLVED, That the Company is authorized to apply to any state in which it does business for authority to do a variable annuity business.
RESOLVED, That the following Standard of Conduct, which is derived from SEC Rule 17j-1 under the Investment Company Act of 1940, shall be applicable to the corporation, its officers, directors, employees and affiliates (all of the foregoing both individually and collectively being referred to as "Person" or "Persons") with respect to the purchase and sale of separate account investments, be adopted:
No Person shall, with respect to the purchase or sale of any separate account investments:
(1)employ any device, scheme or artifice to defraud Variable Account D:
(2)make to Variable Account D any untrue statement of a material fact or omit to state to Variable Account D a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;
(3)engage in any act, practice or course of business which operates or
(4)would operate as a fraud or deceit upon Variable Account D; or
(5)engage in any manipulative practice with respect to Variable Account D.
RESOLVED, That the Officers of the corporation be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.
IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of said Company, have executed this Action in Writing.

/s/ A.R. Freeman                    /s/ E.M. Mahoney
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A.R. Freeman                    E.M. Mahoney

/s/ P.J.F. van der Does de Willebois            /s/ Gregory S. Strong
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P.J.F. van der Does de Willebois            Gregory S. Strong

/s/ A. Fakkert                    /s/ John T. Ghegan
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A. Fakkert                    John T. Ghegan

/s/ J.K. Clayton                    /s/ David C. Storlie
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J.K. Clayton                    David C. Storlie

/s/ H.C. Mackin                    /s/ R.J. Clancy
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H.C. Mackin                    R.J. Clancy

RESOLVED, That the President and Treasurer be, and they hereby are, authorized to deposit such amount in Variable Account D or in each Sub-Account thereof as may be necessary or appropriate to facilitate Variable Account D's operations; and
RESOLVED, That the President and Treasurer be, and they hereby are, authorized to transfer funds from time to time between the Company's general account and Variable Account D as deemed appropriate and consistent with the terms of the variable annuity contracts and applicable laws; and
RESOLVED, That the Officers are authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting privileges to the owners of any variable annuity contracts issued by the Company as required by applicable laws with respect to the shares of any investment companies which are held in Variable Account D.
RESOLVED, That the General Counsel of the Company be and hereby is, constituted and appointed agent for service of process or the like for the Company to receive notices and communications from the Securities and Exchange Commission with respect to such Registration Statements or exemptive applications as may be filed on behalf of the Company concerning Variable Account .D or the product, and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.
RESOLVED, That the Officers be, and they hereby are, authorized to do or cause to be done all things necessary or desirable, as may be advised by counsel, to comply with, or obtain exemptions from, federal, state or local statutes or regulations that may be applicable to the issuance and sale of variable annuity products by the Company.
RESOLVED, That the Company will act as the depositor for Variable Account D and, further, that the Company will provide all administrative services in connection with the establishment and maintenance of Variable Account D and other administrative services in connection with the issurance and sale of such variable annuity products, all on such terms and subject to such modifications as the Officers deem necessary or appropriate to effectuate the foregoing.
RESOLVED, That the following general Standard of Suitability which expresses the Policy of the Company with respect to determining the suitability for applicants be adopted: No recommendations shall be made to a potential applicant to purchase a variable annuity product and no variable annuity product shall be issued in the absence of reasonable grounds to believe that the purchase of same is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the sales representative making the recommendation.
RESOLVED, That the Company, a Subsidiary, or an Affiliate, be designated by the Officers, at their discretion, as a principal underwriter in connection with the sale of securities to or by Variable Account D for such compensation as such Officers shall from time to time determine.

RESOLVED, That in order that suitable investment management or investment advisory services may be rendered in connection with the sale of variable annuity products, the Officers, in their discretion, are authorized to enter into agreements to secure such services from the Company, a Subsidiary or an Affiliate for such compensation as such Officers shall from time to time determine.
RESOLVED, That the Company is authorized to apply to any state in which it does business for authority to do a variable annuity business.
RESOLVED, That the following Standard of Conduct, which is derived from SEC Rule 17j-1 under the Investment Company Act of 1940, shall be applicable to the corporation, its officers, directors, employees and affiliates (all of the foregoing both individually and collectively being referred to as "Person" or "Persons") with respect to the purchase and sale of separate account investments, be adopted:
No Person shall, with respect to the purchase or sale of any separate account investments:
(1)employ any device, scheme or artifice to defraud Variable Account D:
(2)make to Variable Account D any untrue statement of a material fact or omit to state to Variable Account D a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;
(3)engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Variable Account D; or
(4)engage in any manipulative practice with respect to Variable Account D.
RESOLVED, That the Officers of the corporation be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.
IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of said Company, have executed this Action in Writing.

/s/ A.R. Freeman                    /s/ E.M. Mahoney
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A.R. Freeman                    E.M. Mahoney

/s/ P.J.F. van der Does de Willebois    /s/ Gregory S. Strong
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P.J.F. van der Does de Willebois        Gregory S. Strong

/s/ A. Fakkert                    /s/ John T. Ghegan
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A. Fakkert                        John T. Ghegan

/s/ J.K. Clayton                    /s/ David C. Storlie
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J.K. Clayton                    David C. Storlie

/s/ H.C. Mackin                    /s/ R.J. Clancy
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H.C. Mackin                        R.J. Clancy